UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2020 (November 12, 2020)

5:01 ACQUISITION CORP.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39612	85-2790755
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
501 Second Street Suite 350 San Francisco, California		94107
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (415) 993-8570

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001	FVAM	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.

The information included in Item 8.01 is incorporated into this Item by reference.

The shares of Class A Common Stock (as defined below) were offered and sold in a private placement on November 12, 2020 in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended, or the Securities Act, and Rule 506 of Regulation D of the Securities Act and in reliance on similar exemptions under applicable state laws. The purchaser represented that it is an accredited investor within the meaning of Rule 501(a) of Regulation D. The shares of Class A Common Stock issued in the private placement were offered without any general solicitation by the Company (as defined below) or its representatives.

Item 8.01. Other Events

As previously disclosed on a Current Report on Form 8-K, as filed with the Securities and Exchange Commission on October 22, 2020, on October 16, 2020, 5:01 Acquisition Corp. (the “Company”) consummated its initial public offering (the “IPO”) of 8,000,000 shares of its Class A common stock, par value $0.0001 per share (“Class A Common Stock”), generating gross proceeds to the Company of $80,000,000. The Company granted the underwriter in the IPO a 45-day option to purchase up to 1,200,000 additional shares of Class A Common Stock to cover over-allotments, if any.

Substantially concurrently with the closing of the IPO, the Company completed the private sale of 360,000 shares of Class A Common Stock to the Company’s sponsor, 5:01 Acquisition LLC, at a purchase price of $10.00 per share, generating gross proceeds to the Company of $3,600,000.

Subsequently, on November 9, 2020, the underwriter exercised the over-allotment option in part, and the closing of the issuance and sale of the additional 256,273 shares of Class A Common Stock (the “Over-Allotment Shares”) occurred on November 12, 2020. In connection with the over-allotment exercise, the Company issued 256,273 Over-Allotment Shares at a price of $10.00 per share, generating total gross proceeds of approximately $2.6 million. After giving effect to the issuance of the Over-Allotment Shares, the over-allotment option remains exercisable for up to 943,727 shares of Class A Common Stock.

Substantially concurrently with the closing of the sale of the Over-Allotment Shares, the Company completed the private sale of 5,126 shares of Class A Common Stock to the Company’s sponsor, 5:01 Acquisition LLC, at a purchase price of $10.00 per share, generating gross proceeds to the Company of $51,260.

A total of $82.6 million of the net proceeds from the sale of shares of Class A Common Stock in the IPO (including the Over-Allotment Shares) and the private placements on October 16, 2020 and November 12, 2020 were placed in a trust account established for the benefit of the Company’s public shareholders.

Included with this report as Exhibit 99.1 is a pro-forma balance sheet reflecting the partial exercise of the over-allotment option.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT INDEX

Exhibit No.	Description
99.1	Audited Balance Sheet, as of October 16, 2020, adjusted for the closing of the underwriter’s over-allotment option and related transactions which occurred on November 12, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 18, 2020

5:01 Acquisition Corp.
(Registrant)

	By:	/s/ Rebecca L. Lucia
		Name:	Rebecca L. Lucia
		Title:	Chief Financial Officer and Treasurer